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Form U-2A



                                 UNIFORM FORM OF
                              CORPORATE RESOLUTION
                                       OF


                                 TRUETRAKS, INC.

     RESOLVED, that it is desirable and in the best interest of this Corporation that its securities be qualified or registered for sale in various states; that the President or any Vice President and the Secretary or an Assistant Secretary hereby are authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of this Corporation as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of this Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from this Corporation and the approval and ratification by this Corporation of the papers and documents so executed and the action so taken.



                                                                            OVER

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Form U-2A
     2

                                   CERTIFICATE



     The undersigned hereby certifies that he is the CORPORATE Secretary of TRUETRAKS, INC., a corporation organized and existing under the laws of the State of DELAWARE that the foregoing is a true and correct copy of a resolution duly adopted at a meeting of the Board of Directors of said corporation held on the 29 day of September, 1997 at which meeting a quorum was at all times present and acting; that the passage of said resolution was in all respects legal; and that said resolution is in full force and effect.

     Dated this  29  day of  September, 1997


                                                   /s/ William Muth
                                                  ------------------------------

                                                  Secretary



(Corporate Seal)